EXHIBIT 13
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with this Annual Report of SAP AG (the “Company”) on Form 20-F for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Prof. Dr. Henning Kagermann, Chief Executive Officer of the Company, and Dr. Werner Brandt, the Chief Financial Officer of the Company, certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to our knowledge:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated April 2, 2007	/s/ HENNING KAGERMANN
	Name:	Prof. Dr. Henning Kagermann
	Title:	Chief Executive Officer

Dated April 2, 2007	/s/ WERNER BRANDT
	Name:	Dr. Werner Brandt
	Title:	Chief Financial Officer

     The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.